                                                   _______________________, 1999


BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, Ohio  43219


         Re: Distribution Agreement dated June 2, 1997 by and between Magna
             Funds and BISYS Fund Services Limited Partnership (the "Agreement")

Ladies and Gentlemen:

         Magna Funds (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "Magna Tax Exempt Bond Fund" (the "New Fund"). The Trust desires that you serve as distributor of the assets of the New Fund under the terms of the Agreement.

         If you agree to so serve in such capacity for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement between the Trust and you in accordance with its terms.

                                            Very truly yours,

                                            MAGNA FUNDS


                                            By__________________________________
                                              Name:
                                              Title:


The foregoing is hereby
accepted and agreed:

BISYS FUND SERVICES LIMITED PARTNERSHIP


By__________________________________
  Name:
  Title: